EXHIBIT 21
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                      PEOPLES-SIDNEY FINANCIAL CORPORATION
                      ------------------------------------

                                       State of             Percentage of
        Subsidiary                   Incorporation         securities owned
        ----------                   -------------         ----------------

Peoples Federal Savings & Loan          Federal                   100%
  Association of Sidney